                                                                      EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in the Registration Statements of Berkshire Hathaway Inc. on Forms S-3 (File No. 33-50989, File No. 33-58983 and File No. 33-60855) of our report dated March 8, 1996 [July 16, 1996 as to the restatement described in Note 1(a)], appearing in this current Report on Form 8-K of Berkshire Hathaway Inc. for the year ended December 31, 1995.




DELOITTE & TOUCHE LLP
Omaha, Nebraska
July 22, 1996